Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statements (Form S-3 Nos. 333-271892 and 333-278110) of HilleVax, Inc., and
(2)
Registration Statement (Form S-8 No. 333-264590) pertaining to the HilleVax, Inc. 2021 Equity Incentive Plan, HilleVax, Inc. 2022 Incentive Award Plan, and HilleVax, Inc. 2022 Employee Stock Purchase Plan of HilleVax, Inc.;

of our report dated March 28, 2025 with respect to the consolidated financial statements of HilleVax, Inc., included in this Annual Report (Form 10-K) of HilleVax, Inc. for the year ended December 31, 2024.

/s/ Ernst & Young LLP

San Diego, California
March 28, 2025